Exhibit 3.50.2

LP 202 (Interim) 7/1/87 through 12/31/87 Submit In Duplicate ___ filing fee. See other side for acceptable forms of payment.	JIM EDGAR Secretary of State State of Illinois CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP (Illinois limited partnership)		Limited Partnership Div.	Validation Only

Pursuant to the provisions of the Revised Uniform Limited Partnership Act, the undersigned limited partnership hereby amends its certificate of limited partnership.
1.	The limited partnership’s name is:	The Ponds of Pembroke Limited Partnership.		(Note 1)

2.	The limited partnership’s file number is:	C000932;

	The Federal Employer Identification Number (F.E.I.N.) is:	to be applied for.		(Note 2)

3.	The certificate of limited partnership was filed with the Secretary of State’s office on:		December 9, 1987.
(month, day, year)

4.	The certificate of limited partnership is amended as follows: (Check and complete where appropriate)
	☒			a) Admission of a new general partner (list name, business address and contributions below).
	☒			b) Withdrawal of a general partner (list name below).
	☐			c) Change of registered agent and/or registered office (list old name and address and new name and address, labeled as such, below).
	☐			d) Change in the address of the office at which the records required by Section 201 of the Act are kept (list old address and new address, labeled as such, below).
	☐			e) Change in the business addresses of general partners (list name and old address and new address, labeled as such, below).
	☐			f) Change in the partners’ total contribution amount (give old and new dollar amounts, labeled as such, below).
	☐			g) Other (Specify what is being changed and give old and new information, as appropriate, below).

5.	Amendment: (Note 3)
	The New General Partner The Prime Group, Inc. 200 West Madison Street Suite 1950 Chicago, IL 60606	Withdrawing General Partner The Ponds of Pembroke, Inc. 200 West Madison Street Suite 1950 Chicago, IL 60606

The Prime Group, Inc., an Illinois corporation is hereby admitted as general partner of The Ponds of Pembroke Limited Partnership, an Illinois limited partnership; and The Ponds of Pembroke, Inc., an Illinois corporation, hereby withdraws as a general partner of The Ponds of Pembroke Limited Partnership.

If additional space is needed, the amendment must be continued on a plain white 8-1/2” x 11” sheet, which must be stapled to this form.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true.

The original certificate of amendment must be signed by at least one general partner and all new general partners designated.

By:	/s/ Robert J. Rudnick	By:	/s/ Richard S. Curto
	Signature		Signature

	Robert J. Rudnik, Vice President		Richard S. Curto, Vice Pres.
	Name (please print or type)		Name (please print or type)

If additional space is needed, this list must be continued in the same format on a plain white 8-1/2” x11” sheet, which must be stapled to this form. Number of additional pages: N/A .